Exhibit 99.1

iFresh Provides Update on Operations

NEW YORK, January 6, 2022 -- iFresh, Inc. (“iFresh” or the “Company”), an Asian American grocery supermarket chain and online grocer, is providing an update to investors about the status of its operations. As previously disclosed, iFresh was delisted from the Nasdaq Stock Market on November 23, 2021 based on two continued listing deficiencies, so its common stock is currently traded on the OTC Expert Market under the ticker IFMK. While seeking to establish relationships with market makers to provide additional trading opportunities in its stock, the Company is working on returning to compliance with ongoing reporting obligations.

Mr. Long Deng, Chairman of iFresh, stated, “While iFresh is busy preparing its quarterly and annual reports, I wanted to inform shareholders of several operational updates for the Company. Our subsidiary New York Mart has partnered with Uber to offer online grocery delivery services in New York City. The delivery services will be provided through the Cornershop-powered e-grocery marketplace. After partnering with HungryPanda, a specialist food delivery platform, and Yami, an E-commerce platform, this is the next step forward in our online order integration. In addition, we have entered into a master product supply agreement with Alibaba.com Singapore E-Commerce Private Limited and established a cross-border trade partnership, enabling iFresh to sell American food and products to China via Tmall Global’s cross-border e-commerce platform.”

Mr. Long Deng continued: “iFresh’s stores in the United States are operating normally. Our management team believes a setback like our delisting has pushed us to focus on shoring up our business fundamentals. We will continue to working on returning to compliance while we communicate with the investors who have supported and believed in us through the years.”

About iFresh, Inc.

iFresh Inc. (OTC: IFMK), headquartered in Long Island City, New York, is an Asian American grocery supermarket chain and online grocer on the east coast of U.S. With eight retail supermarkets along the US eastern seaboard (with additional stores in Connecticut opening soon), and one in-house wholesale business strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC. IFMK's SEC filings are available publicly on the SEC's website at www.sec.gov. IFMK disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the Company:

iFresh, Inc.

Email: carrie@ifreshmarket.com